UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE

ACT OF 1934

L & L FINANCIAL HOLDINGS, INC. (Exact name of registrant as specified in its charter)

NEVADA                    000-32505                     91-2103949

(State of Incorporation) (Commission File Number) (I.R.S. Employer Identification No.)

720 Third Avenue, Suite# 1611, Seattle, WA 98104

(Address of principal executive offices) (Zip Code)

(206) 264-8065

Registrant's Telephone Number, Including Area Code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1 – Registrant’s Business and Operations

N/A

Section 2 – Financial Information

N/A

Section 3 – Securities and Trading Markets

N/A

Section 4 – Matters Related to Accountants and Financial Statements

N/A

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Director or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

During the Board of Directors meeting held on July 28, 2007, the Board of Directors with reluctance accepts the resignation of Dickson Lee as Board Member and CEO of the Company for personal reason, effective on the same date. There is no disagreement between him, the Board and the Registrant which would cause his resignation. Chairman of the Board resumes as a temporary, interim CEO, effective on the same date.

Section 6 – Asset-backed Securities

N/A

Section 7 – Regulation FD

N/A

Section 8 – Other Events

  A Wall Street firm, a member of NASD, shows its interest in L&L and L&L’s plan of acquiring an energy company with 900,000 tons of coking capacity in China. A confidentiality agreement was signed earlier with firm. The firm has visited L&L’s China operations at the end of July of 2007 at its own expenses. After the China visit, the firm is pursuing further to provide approx. US $20 million to assist L&L’s proposed acquisition of the energy company subject to terms and conditions. With substantial funding, it is believed that the value of L&L shares would appreciate.

  The Company continues its policy of focusing on energy and power sector of China, leveraging on rapid China economic growth.

Section 9 - Financial Statements and Exhibits

N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

L & L FINANCIAL HOLDINGS, INC.

By: /S/ Paul Lee

Date: August 2, 2007

Paul Lee, Chairman